Exhibit 10.33(i)

AMENDMENT NUMBER ELEVEN
to the
Warehouse Loan and Security Agreement
Dated as of February 10, 2000
as Amended and Restated to and including March 21, 2002
among
AAMES CAPITAL CORPORATION
AAMES FUNDING CORPORATION
and
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

        This AMENDMENT NUMBER ELEVEN is made this 24th day of March, 2004, among AAMES CAPITAL CORPORATION, AAMES FUNDING CORPORATION and AAMES INVESTMENT CORPORATION, each having an address at 350 South Grand Avenue, Los Angeles, California 90071 (each, a “Borrower” and collectively, “the Borrowers”) and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the “Lender”), to the Warehouse Loan and Security Agreement, dated as of February 10, 2000 as amended and restated to and including March 21, 2002, by and between the Borrowers and the Lender, as amended (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

        WHEREAS, the Borrowers have requested that the Lender agree to amend the Agreement to remove Aames Funding Corporation as a borrower under the Agreement and to add Aames Investment Corporation as a borrower under the Agreement as set forth herein;

        WHEREAS, as of the date of this Amendment, the Borrowers (including Aames Investment Corporation) represent to the Lender that they are in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and are not in default under the Agreement; and

        WHEREAS, the Borrowers and the Lender have agreed to amend the Agreement as set forth herein.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

        SECTION 1. Effective as of March 24, 2004, Section 1 of the Agreement is hereby amended by adding the following new defined term immediately following the defined term Aames Capital:

        “Aames Investment” shall mean Aames Investment Corporation and any permitted successors and assigns.

        SECTION 2. Effective as of March 24, 2004, Section 1 of the Agreement is hereby amended by deleting the definitions of Tranche A Collections, Tranche B Advances and Tranche B Collections and replacing them with the following:

“Tranche A Collections” shall mean all cash collections and other cash proceeds of any Mortgage Loans other than Mortgage Loans pledged to the Lender by Aames Investment.

“Tranche B Advances” shall mean Advances made by the Lender to Aames Investment pursuant to Section 2.01(a)(ii).

“Tranche B Collections” shall mean all cash collections and other cash proceeds of any Collateral pledged to the Lender by Aames Investment.

        SECTION 3. Effective as of March 24, 2004, Section 2.01(a)(ii) of the Agreement is hereby amended to read in its entirety as follows:

     (ii)      to Aames Investment, with respect to Tranche B Advances, on any Business Day from and including the Effective Date to but excluding the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding $1,000,000 (and further subject to the limitations in the definition of Collateral Value); provided that the Tranche B Advances shall at all times be secured by both (a) Mortgage Loans with a Market Value equal to the aggregate outstanding principal balance of such Tranche B Advances and (b) Cash Equivalents with a face amount equal to the aggregate outstanding principal balance of such Tranche B Advances. Subject to the terms and conditions of this Warehouse Agreement, during such period Aames Investment may borrow, repay and reborrow Tranche B Advances hereunder; provided that, Aames Investment shall not request more than one Tranche B Advance in any one week period;

        SECTION 4. Effective as of March 24, 2004, Section 2.03(b) of the Agreement is hereby amended to read in its entirety as follows:

     (b)      Borrowing Procedure for Requesting a Tranche B Advance. Aames Investment may request a Tranche B Advance on any Business Day during the period from and including the Effective Date to the Termination Date, by delivering to the Lender, with a copy to the Custodian, a Mortgage Loan Data Transmission and a Notice of Borrowing and Pledge appropriately completed, which must be received no later than 2:00 p.m. (eastern time) two Business Days prior to the requested Funding Date. Such Notice of Borrowing and Pledge shall include a Mortgage Loan List in respect of the Eligible Mortgage Loans, and a list of Cash Equivalents that Aames Investment proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing.

        SECTION 5. Effective as of March 24, 2004, the last paragraph of Section 5.02 of the Agreement is hereby amended to read in its entirety as follows:

     Notwithstanding any other terms and conditions of this Warehouse Agreement, Aames Investment shall not be required to satisfy any conditions precedent other than those provided in Section 5.01(a), 5.01(b)(i) and 5.01(b)(ii) until such date as Aames Investment shall request an Advance hereunder, at which time it shall be a condition precedent to the Lender making such Advance that Aames Investment shall have satisfied all conditions provided herein.

        SECTION 6. Effective as of March 24, 2004, Section 8.02(d) of the Agreement is hereby amended to read in its entirety as follows:

     (d)      Aames Capital shall (or, if there are any outstanding Tranche B Advances outstanding, Aames Investment shall) fail to comply with the requirements of any of Sections 7.03, 7.04, 7.05, 7.06, 7.09, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17, 7.22 or 7.25 hereof or the Guarantor shall fail to comply with the requirements of Section 3(b) of the Guaranty; or either Borrower shall otherwise fail to observe or perform any other agreement contained in this Warehouse Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days; or

        SECTION 7. Effective as of March 24, 2004, Exhibit A to the Agreement is hereby amended to read in its entirety as set forth on Attachment A to this Amendment Number Eleven.

        SECTION 8. Effectiveness of Amendment. This Amendment Number Eleven shall be effective upon the Lender’s receipt of a new fully executed Note in the form attached hereto on Attachment A.

        SECTION 9. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

        SECTION 10. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

        SECTION 11. Representations. The Borrowers hereby represent to the Lender that as of the date hereof, the Borrowers are in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

        SECTION 12. Governing Law. This Amendment Number Eleven shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

        SECTION 13. Counterparts. This Amendment Number Eleven may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment Number Eleven to be executed and delivered by their duly authorized officers as of the day and year first above written.

AAMES CAPITAL CORPORATION
(Borrower)

By _____________________________________________

Name: Jon D. Van Deuren Title: Senior Vice President, Finance

AAMES FUNDING CORPORATION
(Borrower)

By _____________________________________________

Name: Jon D. Van Deuren Title: Senior Vice President, Finance

AAMES INVESTMENT CORPORATION
(Borrower)

By _____________________________________________

Name: Jon D. Van Deuren Title: Senior Vice President, Finance

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
(LENDER)

By _____________________________________________

Name: Title:

ATTACHMENT A

EXHIBIT A

PROMISSORY NOTE

$300,000,000

___________, 2004 New York, New York

        FOR VALUE RECEIVED, AAMES CAPITAL CORPORATION, a California corporation and AAMES INVESTMENT CORPORATION, a California corporation (each a “Borrower”, collectively, the “Borrowers”), hereby promise to pay to the order of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (the “Lender”), at the principal office of the Lender at 600 Steamboat Road, Greenwich, Connecticut 06830, in lawful money of the United States, and in immediately available funds, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrowers under the Warehouse Agreement), on the dates and in the principal amounts provided in the Warehouse Agreement, and to pay interest on the unpaid principal amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Warehouse Agreement.

        The date, amount and interest rate of each Advance made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Warehouse Agreement or hereunder in respect of the Advances made by the Lender.

        This Note is the Note referred to in the Warehouse Loan and Security Agreement, dated as of February 10, 2000, as amended and restated to and including March 21, 2002 (as amended, supplemented or otherwise modified and in effect from time to time, the “Warehouse Agreement”) between the Borrowers, and the Lender, and evidences Advances made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Warehouse Agreement.

        The Borrowers agree to pay all the Lender’s costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of Lender’s counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys’ fees through appellate proceedings.

        Notwithstanding the pledge of the Collateral, the Borrowers hereby acknowledge, admit and agree that the Borrowers’ obligations under this Note are recourse obligations of the Borrowers to which the Borrowers pledge their full faith and credit.

        The Borrowers, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender’s remedies against the Borrowers or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrowers, even if the Borrowers are not a party to such agreement; provided, however, that the Lender and the Borrowers, by written agreement between them, may affect the liability of the Borrowers.

        Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Warehouse Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

        Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. The Borrowers hereby submit to New York jurisdiction with respect to any action brought with respect to this Note and waives any right with respect to the doctrine of forum non conveniens with respect to such transactions.

        Each Borrower hereby acknowledges and agrees that such Borrower shall be jointly and severally liable for all obligations and indemnities of the Borrowers hereunder.

        This Note shall be governed by and construed under the laws of the State of New York (without reference to choice of law doctrine but with reference to Section 5-1401 of the New York General Obligations Law, which by its terms applies to this Note) whose laws the Borrowers expressly elect to apply to this Note. The Borrowers agree that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

AAMES CAPITAL CORPORATION

By: Name: Title:

AAMES INVESTMENT CORPORATION

By: Name: Title:

SCHEDULE OF LOANS

        This Note evidences Advances made under the within-described Warehouse Agreement to the Borrowers, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

Date Made	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made by